Exhibit 99.2

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Media	Investors
Meredith Weissman	Keri Mattox
(703) 346-3127	(215) 275-2431
meredith.weissman@zimmerbiomet.com	keri.mattox@zimmerbiomet.com

Ezgi Yagci
(617) 549-2443
ezgi.yagci@zimmerbiomet.com

Zimmer Biomet Announces Pricing of its Tender Offers for Certain Outstanding Debt Securities

(WARSAW, IN) November 30, 2021—Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) (the “Company”) today announced the pricing of the previously announced tender offers (collectively, the “Tender Offers” and each a “Tender Offer”) to purchase for cash (i) any and all of its 3.700% Senior Notes due 2023 (the “Any and All Notes”) and (ii) up to the aggregate purchase price set forth below (excluding accrued and unpaid interest up to, but not including, the applicable Settlement Date (as defined below) and excluding fees and expenses related to the Tender Offers) (the “Aggregate Maximum Purchase Price”) of its 3.550% Senior Notes due 2025 (the “Acceptance Priority Level 1 Notes”), 3.550% Senior Notes due 2030 (the “Acceptance Priority Level 2 Notes”), 4.450% Senior Notes due 2045, 3.050% Senior Notes due 2026, 4.250% Senior Notes due 2035 and 5.750% Senior Notes due 2039 (collectively, the “Maximum Tender Offer Notes,” and together with the Any and All Notes, the “Securities”). The Tender Offers are being made upon, and are subject to, the terms and conditions set forth in the Offer to Purchase dated November 15, 2021 (the “Offer to Purchase”), as amended by our press release of earlier today. Tenders of Securities may no longer be withdrawn except in certain limited circumstances where additional withdrawal rights are required by law.

Approximately $211.48 million in aggregate principal amount of Any and All Notes were validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on November 29, 2021 (the “Early Tender Date”) and will be accepted for purchase on the Early Settlement Date (as defined below). As disclosed earlier today, the Company amended the Aggregate Maximum Purchase Price from $1.5 billion to an amount equal to the aggregate purchase price necessary to purchase on the Early Settlement Date all of the Acceptance Priority Level 1 Notes and all of the Acceptance Priority Level 2 Notes that were validly tendered and not validly withdrawn prior to the Early Tender Date. Such amount has now been established as approximately $1.93 billion. No other Maximum Tender Offer Notes will be accepted for purchase. The pricing and related information established at 10:00 a.m., New York City time, today, November 30, 2021, is below.

Any and All of the Any and All Notes Listed Below

Title of Security	CUSIP Number	U.S. Treasury Reference Security	Reference Yield	Fixed Spread (basis points)	Total Consideration (1)(2)	Aggregate Principal Amount Tendered	Aggregate Principal Amount Expected to be Accepted for Purchase on the Early Settlement Date	Tender Offer Consideration (1)(2)
3.700% Senior Notes due 2023*	98956PAQ5	1.375% UST due 2/15/2023	0.23%	20	$1,039.64	$211,481,000	$211,481,000	$1,009.64

Up to the Aggregate Maximum Purchase Price(3)

for the Outstanding Maximum Tender Offer Notes Listed Below

Title of Security	CUSIP Number	Acceptance Priority Level	U.S. Reference Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Consideration (1)(2)	Aggregate Principal Amount Tendered	Aggregate Principal Amount Expected to be Accepted for Purchase on the Early Settlement Date
3.550% Senior Notes due 2025*	98956PAF9	1	1.125% UST due 10/31/2026	1.105%	0	$1,073.92	$1,137,036,000	$1,137,036,000
3.550% Senior Notes due 2030*	98956PAT9	2	1.375% UST due 11/15/2031	1.441%	65	$1,107.61	$642,489,000	$642,489,000

(1)	Per $1,000 principal amount.
(2)

The Total Consideration (as defined below) for Securities validly tendered prior to the Early Tender Date and accepted for purchase is calculated using the applicable fixed spread and is inclusive of the applicable Early Tender Payment (as set forth in the Offer to Purchase). The Tender Offer Consideration (as defined below) for Any and All Notes tendered after the Early Tender Date but prior to the Expiration Date (as defined below) and accepted for purchase is calculated as described herein and in the Offer to Purchase.

(3)

All references to the aggregate purchase price for the Maximum Tender Offer Notes include the applicable Total Consideration and exclude applicable accrued interest and fees and expenses related to the Tender Offers.

*

The Total Consideration and the Tender Offer Consideration, as applicable, will be determined taking into account the par call date, instead of the maturity date, of such Securities in accordance with standard market practice.

The Tender Offers will expire at 11:59 p.m. New York City time, on December 13, 2021, unless extended by the Company (the “Expiration Date”). Holders of Any and All Notes may still tender their Any and All Notes for purchase prior to the Expiration Date. Holders of Any and All Notes tendered after the Early Tender Date but prior to the Expiration Date are not eligible to receive the Early Tender Payment (as defined below) on the Final Settlement Date (as defined below).

The consideration paid in each Tender Offer for Securities that are validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such Securities plus the applicable yield to maturity of the applicable U.S. Treasury Reference Security specified in the tables above and in the Offer to Purchase (the “Total Consideration”). Holders of Securities that were validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Early Tender Date and accepted for purchase will receive the applicable Total Consideration, which includes an early tender payment as set forth in the Offer to Purchase (the “Early Tender Payment”). Holders of Any and All Notes who validly tender their Securities after the Early Tender Date but prior to the Expiration Date are only eligible to receive the applicable “Tender Offer Consideration,” which is an amount equal to the applicable Total Consideration minus the applicable Early Tender Payment. The Total Consideration for the Any and All Notes, the Acceptance Priority Level 1 Notes and the Acceptance Priority Level 2 Notes is set forth in the tables above. The Tender Offer Consideration applicable to Any and All Notes tendered after the Early Tender Date but prior to the Expiration Date is also set forth in the first table above.

Payment for Securities purchased will include accrued and unpaid interest from the applicable last interest payment date for the relevant series of Securities up to, but not including, the applicable Settlement Date for such Securities accepted for purchase.

The Company plans to have an early settlement. The settlement date for the Securities that were validly tendered prior to the Early Tender Date and accepted for purchase is expected to be December 1, 2021, the second business day after the Early Tender Date (the “Early Settlement Date”). The settlement date for Any and All Notes that are validly tendered and accepted for purchase after the Early Tender Date but prior to the Expiration Date is expected to be December 15, 2021, the second business day after the Expiration Date (the “Final Settlement Date,” and each of the Early Settlement Date and the Final Settlement Date is referred to as a “Settlement Date”).

Barclays Capital Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as the lead dealer managers for the Tender Offers (the “Lead Dealer Managers”), Mizuho Securities USA LLC and Morgan Stanley & Co. LLC are acting as the dealer managers (the “Dealer Managers”), and BNP Paribas Securities Corp., BofA Securities, Inc., DNB Markets, Inc., HSBC Securities (USA) Inc., RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc. are acting as the co-dealer managers (the “Co-Dealer Managers”). The information agent and tender agent is D.F. King & Co., Inc. Copies of the Offer to Purchase and related offering materials are available by contacting D.F. King & Co., Inc. by telephone at (212) 269-5550 (for banks and brokers only) or (800) 859-8509 (for all others toll-free) or via email at zbh@dfking.com. Questions regarding the Tender Offers should be directed to Barclays Capital Inc. by telephone at (800) 438-3242 (toll-free) or (212) 528-7581 (collect) or via email at us.lm@barclays.com, Citigroup Global Markets Inc. by telephone at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or via email at ny.liabilitymanagement@citi.com or Goldman Sachs & Co. LLC by telephone at (800) 828-3182 (toll-free) or (212) 902-5962 (collect). This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Zimmer Biomet

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. Zimmer Biomet seamlessly transforms the patient experience through its innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Zimmer Biomet’s legacy continues to come to life today through its progressive culture of evolution and innovation.

For more information about Zimmer Biomet’s product portfolio, its operations in 25+ countries and sales in 100+ countries or about joining its team, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding the cash tender offers for certain outstanding senior notes of Zimmer Biomet. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negatives of such terms or other variations on such terms or comparable terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. For a list and description of some of such risks and uncertainties, see Zimmer Biomet’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Zimmer Biomet’s filings with the SEC. Zimmer Biomet disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in its periodic reports. Accordingly, such forward-looking statements speak only as of the date made. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.